Exhibit 10.170

                            THIRD AMENDMENT AGREEMENT

            This THIRD AMENDMENT AGREEMENT (this "Amendment"), dated as of August 8, 2001, among Balanced Care Corporation, a Delaware corporation (the "Company"), VXM Investments Limited, a Cayman Islands corporation ("VXM"), HR Investments Limited, a Cayman Islands corporation, and RH Investments Limited, a Cayman Islands corporation (each, a "Lender" and collectively, the "Lenders"), and VXM, as agent for the Lenders (in such capacity, the "Agent"), amends the Bridge Loan Agreement, dated as of April 4, 2001, among the parties hereto, as previously amended pursuant to the Amendment Agreement, dated as of June 12, 2001, among the parties hereto, as further amended pursuant to the Second Amendment Agreement, dated as of July 6, 2001, among the parties hereto (as so amended and as may be further amended, modified or supplemented from time to time, the "Loan Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

            WHEREAS, the Company has informed the Agent of its desire to amend the Loan Agreement to provide for (i) additional funds to be loaned to it pursuant thereto, (ii) an extension of the Maturity Date thereunder and (iii) the payment of an extension fee; and

            WHEREAS, the Company will execute and deliver such other documents and instruments necessary to carry out the terms of the Loan Agreement.

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

            Section 1.  Amendments to Loan Agreement.

            1.1 The definition of "Loan Commitment" set forth in the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  "`Loan Commitment' means an aggregate amount equal to $30,403,524."

            1.2 The table set forth in Section 2.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

                 Advance Date:                    Amount of Loan:
                 April 4, 2001                      $26,003,524
                 May 1, 2001                        $   750,000
                 May 30, 2001                       $ 1,100,000
                 June 12, 2001                      $ 1,250,000
                 July 6, 2001                       $   600,000
                 August , 2001                      $   700,000

            1.3 Section 3.2 of the Loan Agreement is hereby amended by deleting therefrom the date "August 4, 2001" and replacing it with "September 10, 2001."

            Section 2. Miscellaneous.

            2.1 The Company represents and warrants to the Agent that:

            (a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

            (b) No consent of any other person (including, without limitation, shareholders or creditors of the Company), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment;

            (c) This Amendment has been duly executed and delivered on behalf of the Company by a duly authorized officer, and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

            (d) The execution, delivery and performance of this Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of the Company.

            2.2 An extension fee of $297,035.24 shall be payable by the Company in connection with the execution and delivery of this Amendment, such amount to be added to the principal amount of the Note executed and delivered on the date hereof and payable in accordance therewith.

            2.3 Except as herein expressly amended, the Loan Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

            2.4 All references to the Loan Agreement in the Loan Agreement, the Security Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean such agreements as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

            2.5 The Company hereby irrevocably and unconditionally ratifies and confirms in favor of the Agent and the Lenders the grant of a security interest in the Collateral contained in the Security Documents, which security interest shall continue in full force and effect without interruption and which shall continue to be applicable to all of the Company's obligations under the Loan Agreement as amended hereby.

            2.6 This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

            2.7 Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

            2.8 This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            2.9 The parties hereto shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment.

                                   * * * * *

                                       THE COMPANY:

                                       BALANCED CARE CORPORATION

                                       By: /s/ Robin L. Barber
                                             Name: Robin L. Barber
                                             Title: Senior Vice President
                                             and Legal Counsel &
                                             Assistant Secretary

                                       THE LENDERS:

                                       VXM INVESTMENTS LIMITED, as Lender

                                       By: /s/ J.B. Unsworth
                                             Name: J.B. Unsworth
                                             Title: Director

                                       HR INVESTMENTS LIMITED

                                       By: /s/ J.B. Unsworth
                                             Name: J.B. Unsworth
                                             Title: Director

                                       RH INVESTMENTS LIMITED

                                       By: /s/ J.B. Unsworth
                                             Name: J.B. Unsworth
                                             Title: Director

                                       THE AGENT:

                                       VXM INVESTMENTS LIMITED, as Agent

                                       By: /s/ J.B. Unsworth
                                             Name: J.B. Unsworth
                                             Title: Director